Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 1 Q4 2022 Rivian Shareholder Letter

Key Highlights

~400-mile R1S/R1T max pack launching 2H 2023	**25K+** Vehicles produced since the start of production, as of December 31, 2022
36% Quarter over quarter increase in production	**10M+** Packages delivered via EDVs
~$12B Of cash, cash equivalents, and restricted cash as of December 31, 2022	**50K** 2023 production target

RIVIAN
Q4 2022 Shareholder Letter
© 2023 Rivian. All rights reserved.
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Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 3 Our progress during 2022 was considerable as we produced 24,337 vehicles across our two vehicle platforms and increased production 36% in the fourth quarter as compared to the third quarter. Our impact continues to grow as demonstrated by the total miles driven by all Rivian vehicles exceeding 160 million and over 10 million packages delivered from Rivian produced Amazon vehicles. We achieved several major milestones in 2022, despite the significant supply chain volatility across the industry: • Ramped the production of all four of our vehicles, producing 24,337 vehicles • Scaled our delivery and go-to-market operations, delivering 20,332 vehicles to customers throughout the United States and Canada • Launched the Rivian Adventure Network, our in-house designed, engineered, and manufactured DC fast chargers • Grew our service footprint to 28 service centers and 176 mobile service vehicles as of year-end • Made progress on our next-generation vehicle platform, R2 • Signed the Economic Development Agreement for our second domestic manufacturing facility in Georgia (production site for our R2 platform) • Thanks to our architecture of interconnected software applications, we released 12 major over-the-air software updates launching key features and drive modes including Bird’s Eye View Camera, Pet Mode, Car Wash Mode, Kneel and Roomy Entry/Exit, and Snow Mode • Developed new technologies such as our in-house Enduro motor and lithium iron phosphate (“LFP”) battery packs that will lower our costs while providing customers with more choices Rivian Shareholder Letter Q4 2022

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 4 The successful introduction of the R1T and R1S has been underpinned by strong demand and near categorically positive industry accolades – the result is a net preorder backlog that extends into 2024. Our product leadership and competitive advantage is based upon vertical integration in key areas including electronics, software, propulsion, and battery systems. In addition to being highly scalable and lowering long-term structural costs, we expect these investments to enable a continuously improving customer experience through the rapid and seamless introduction of new features and enhancements. We believe the team and capabilities we have developed as part of our clean-sheet approach will continue to differentiate Rivian as the automotive industry evolves. Rivian’s rapid production ramp and introduction of multiple vehicle platforms has afforded our team significant manufacturing, operations, and development experience in a compressed timeframe. We are in the process of aggressively applying these learnings to our first mass market vehicle, the R2, and to our new manufacturing facility in Georgia with the goal of achieving a considerably lower cost structure. We want to thank our employees, customers, suppliers, partners, communities, and shareholders for their continued support of our vision.

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 5 A Look into 2023 As we enter 2023, we remain focused on our core priorities: ramping production of our first four vehicles, driving cost reduction, delivering an outstanding end-to-end customer experience, and developing future platforms and technologies.

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 6 Cost efficiency To sustainably deliver against our goals, Rivian needs to successfully execute during both good and more challenging times. During 2022, we proactively took steps to simplify our future product portfolio and drive a lower cost structure across all aspects of our business. Sustaining our focus and improving our operating efficiency remain key objectives for 2023 and beyond. We believe concentrating our investment dollars and resources on expanding the consumer business, as well as fully realizing the potential of our existing commercial business, represents the greatest opportunity to maximize our impact. Our first high volume, global platform, R2, will be fundamental to making this happen. To achieve the long-term cost structure that will enable Rivian to drive towards sustainable growth and impact, we implemented a company-wide program designed to maximize efficiency throughout the organization across the key cost elements of material costs, logistics, labor and overhead, indirect costs, and capital expenditures. Many of our material cost supply contracts were established in 2018 and 2019 prior to our start of production, when we had limited negotiating leverage. We are in the process of updating our supplier partnerships to be more reflective of Rivian’s commercial maturity, scale, and growth profile. Production In late 2022, we started production on our second manufacturing shift which is a key step in ramping our R1 production. We are excited with the team’s progress and look forward to the second shift continuing to grow its contribution to overall production. The fixed cost leverage derived from the rapid scaling of our plant will drive meaningful improvement in our returns on capital over the medium-term. We will employ numerous learnings from Normal in our announced manufacturing facility in Georgia including manufacturing layout, material flow, and efficient manufacturing processes. We believe our experience ramping the R1 and RCV platforms will benefit our next generation R2 platform.

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 7 Customer experience It has been rewarding to see the excitement and enthusiasm for our R1 vehicles as described in the reviews and articles since the start of production. We are also receiving validation from our owners and recognition from the media. The R1T received several new accolades including being named Best Ownership Experience among Premium Battery Electric Vehicles by J.D. Power, receiving the highest safety rating of TOP SAFETY PICK+ from IIHS, passing the IIHS’s new tougher testing standards for 2023 across all categories, and in Consumer Reports customer satisfaction survey Rivian was rated among the highest across all categories with our R1T being the highest rated truck. In addition to producing vehicles, we’re equally focused on setting a new standard for customer experience. In 2022, we continued to progress our technology enabled purchase process and service experience. In 2023, we expect to continue to grow our service footprint from the current 28 physical service locations to 54 by year end. We plan to engage with our preorder customers and drive additional demand by expanding our demo drive program offering more opportunities for potential customers to experience a Rivian vehicle. There are also comprehensive plans to hold events across the country where potential customers will have the opportunity to interact with the vehicles and Rivian teams.

Future platforms and technologies

In addition to our enhanced customer experience, we expect to demonstrate considerable progress against our product development roadmap in 2023. Deliveries of a ~400-mile R1 Max Pack variant are planned to begin in Fall 2023. We intend to make this configuration available to our existing preorder customers. We expect high demand and interest for this new offering. The R1S Max Pack will launch in a dual-motor configuration leveraging our new in-house designed and manufactured drive unit. At up to 700 ft-lbs torque and 0-60 mph in as quick as 3.5 seconds, it is also engineered to deliver incredible on- and off-road performance. The Enduro motor will first be introduced as a single motor, front-wheel drive variant in our commercial vans, and then as a dual motor, all-wheel drive variant for our R1 vehicles later in 2023. Our Enduro motor is expected to provide cost and range efficiencies while expanding our addressable market.

We will also be introducing a new battery pack based upon LFP cell chemistry. Diversifying our battery chemistry to include both high nickel cells as well as LFP cells will broaden our available supply while reducing cost. We believe our commercial customers will benefit from the enhanced durability cycles the LFP chemistry provides. This chemistry also delivers meaningful cost savings for Rivian and an affordable price point for both our consumer and commercial customers.

	R1S				R1T			
0-60	Dual +	3.5s	Dual	4.5s	Dual +	3.5s	Dual	4.5s
Range: Max (mi)	390				400			
Range: Large (mi)	340				350			
Range: Standard (mi) [1]	260				270			

[1]Standard available on Dual Motor configuration only

RIVIAN Q4 2022 Shareholder Letter
© 2023 Rivian. All rights reserved.
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Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 9 Production and deliveries In the fourth quarter of 2022, we produced 10,020 and delivered 8,054 vehicles. Supply chain continues to be the main limiting factor of our production; during the quarter we encountered multiple days of lost production due to supplier shortages. We expect supply chain challenges to persist into 2023 but with better predictability relative to what was experienced in 2022. As expected, during the fourth quarter of 2022, in-transit time from rail shipments combined with increased volumes from the ramp of our second shift towards the end of the quarter caused a larger discrepancy between production and deliveries.

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 10 Total revenues for the fourth quarter 2022 were $663 million, driven by the delivery of 8,054 vehicles. For fiscal year 2022, total revenues were $1,658 million, supported by 20,332 total vehicle deliveries. We produced 10,020 vehicles during the fourth quarter of 2022 and 24,337 vehicles for fiscal year 2022. We generated negative gross profit of $(1,000) million for the fourth quarter 2022. For fiscal year 2022, we generated negative gross profit of $(3,123) million. Gross profit for the fourth quarter 2022 was impacted by a lower of cost or net realizable value (“LCNRV”) of inventory charge and losses on firm purchase commitments of $920 million as of December 31, 2022 compared to $95 million as of December 31, 2021. We expect to continue to incur these charges throughout 2023 but anticipate the total charge will decline as we drive down cost of goods sold per vehicle by lowering material, production, logistics, and other costs. We forecast reaching positive gross profit in 2024 and therefore expect that by the end of 2024, we will no longer have material LCNRV inventory charges and losses on firm purchase commitments associated with our Normal facility. Throughout the quarter, our cost of goods sold was impacted by short-term premiums on materials and expedited freight expenses which we expect to continue to negatively impact our gross margin in the near future. Our total cost of goods sold was also negatively impacted by the ramping of our second manufacturing shift. As we produce Production and Deliveries Gross Profit Financial Highlights

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 11 Our net loss for the fourth quarter of 2022 was $(1,723) million as compared to $(2,461) million for the same period last year. The decreased losses, as compared to the fourth quarter of 2021, were due primarily to the lower operating losses discussed above. For fiscal year 2022, we recorded a net loss of $(6,752) million as compared to $(4,688) million in 2021. Total operating expenses in the fourth quarter of 2022 fell to $795 million, as compared to $2,071 million in the same period last year. Research and development (“R&D”) expense in the fourth quarter of 2022 was $402 million, as compared to $726 million in the same period last year. The decrease was primarily driven by a $226 million decrease of stock-based compensation expense given the performance based vesting conditions were deemed probable at the time of our initial public offering and decreased engineering, design, and development costs related to higher product development activities in the early stages of our production ramp for the R1 and RCV platforms in the prior period. Selling, general, and administrative (“SG&A”) expense in the fourth quarter of 2022 was $393 million, as compared to $682 million in the same period last year. The decrease was primarily due to a $205 million decrease of stock-based compensation expense in the fourth quarter of 2022. Overall, our operating expenses in 2022 remained flat from $3,733 million as compared to $3,755 million in 2021 driven by a $663 million non-cash expense in the fourth quarter of 2021 of 8 million shares of Class A common stock and $20 million of cash donated to Forever by Rivian, Inc. in conjunction with our initial public offering and decreased engineering, design, and development costs related to higher product development activities in the early stages of our production ramp offset by an increase in payroll and related expenses and an increase in stock based compensation expense. We experienced a loss from operations in the fourth quarter of 2022 totaling $(1,795) million, as compared to $(2,454) million in the same period last year. For fiscal year 2022, we recorded a loss from operations of $(6,856) million as compared to $(4,220) million in 2021. Operating Expenses and Operating Loss Net Loss Adjusted EBITDA1 for the fourth quarter of 2022 was $(1,461) million as compared to $(1,108) million for the same period last year. The increased Adjusted EBITDA loss for the fourth quarter of 2022 as compared to the fourth quarter of 2021 was driven by higher gross profit losses offset by lower operating expenses. For fiscal year 2022, Adjusted EBITDA was $(5,217) million as compared to $(2,790) in 2021. Adjusted EBITDA¹ ¹A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this letter vehicles at low volumes on production lines designed for higher volumes, we have and will continue to experience negative gross profit driven by labor, depreciation, and overhead costs. This dynamic will continue in the near-term as we implement new vehicle technologies into the manufacturing lines and ramp our overall production levels. We remain confident in our ability to continue to drive our cost per vehicle lower by ramping production and leveraging our fixed costs, as well as our commercial, engineering design changes, and operational cost down efforts. Net cash used in operating activities for the fourth quarter of 2022 was $(1,446) million as compared to $(1,086) million for the same period last year. Net cash used in operating activities for fiscal year 2022 was $(5,052) million as compared to $(2,622) million during fiscal year 2021. Net Cash Used in Operating Activities

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 12 Business Outlook Over the course of fiscal year 2023, we remain focused on: • Ramping production of both the R1 and RCV platforms • Driving our costs down • Delivering an outstanding end-to-end customer experience • Developing future technologies and the R2 platform As previously stated, we have scheduled downtime in production this year to enhance our products and production process. During the first quarter of 2023, we have intentionally slowed the commercial van production line for the implementation of our Enduro motor system and LFP battery packs. These technologies are expected to provide significant performance and cost advantages. We expect the ramp of our second shift for the R1 line to continue to progress through the first quarter of 2023. During the fourth quarter of 2023, we intend to take both the R1 and RCV line down for a limited time to prepare for the integration of vehicle technologies we plan to implement in 2024. We believe the supply chain will continue to be the main limiting factor of our Normal facility output. Our team continues to work on the introduction of new engineering design changes and key technologies which will take effect during the second half of 2023 to help mitigate anticipated supply chain constraints. During 2023, our gross margin is expected to remain negative, but we anticipate improving on a dollar basis for the year as production volumes in the factory increase, and we make progress on our commercial, engineering, and operational cost down efforts. For 2023, total operating expenses are expected to modestly increase as compared to 2022. Adjusted EBITDA1 is expected to be $(4,300) million in 2023. We continue to rationalize our capital expenditures due to a greater focus on our core business. Capital expenditures in 2023 are expected to be $2,000 million, driven by additional investment in our Normal factory, next generation technologies, our Georgia facility, and go-to-market operations. We ended the fourth quarter of 2022 with $12,099 million in cash, cash equivalents, and restricted cash. This excludes the capacity under our asset-based revolving-credit facility. We define free cash flow as net cash used in operating activities less capital expenditures. As stated above, this larger year-over-year net cash used in operating activities resulted in negative free cash flow1 of $(1,740) million for the fourth quarter of 2022 as compared to $(1,541) million for the same period last year. Additionally, free cash flow was $(6,421) million for fiscal year 2022 as compared to $(4,416) million for 2021. Liquidity and Free Cash Flow¹ Capital expenditures for the fourth quarter of 2022 were $(294) million, as compared to $(455) million for the same period last year. The decrease represents the continued buildout of our manufacturing capabilities at our plant in Normal, Illinois. The prior year values were higher due to elevated equipment and construction spend in the early stages of our production ramp. For fiscal year 2022, our capital expenditures were $(1,369) million compared to $(1,794) million in 2021. Capital Expenditures 2023 Guidance Vehicles Produced 50,000 Adj. EBITDA1 $(4,300) million Capital Expenditures $2,000 million ¹A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this letter

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 13 This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, our future financial results, the planned use of our cash and cash equivalents, the underlying trends in our business, supply chain constraints and our plans to minimize the impact of such constraints, our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, our announced manufacturing facility in Georgia, our future products and product enhancements (including R2), new and expanded commercial partnerships, and revenue opportunities. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may be unable to adequately control capital expenditures and costs; we may require additional financing to support our business; our ability to develop and manufacture vehicles on a large scale is unproven and we may experience significant delays in the manufacture and delivery of our vehicles; we have experienced and could continue to experience cost increases or disruptions in supply of components used in our vehicles; our dependence on suppliers and volatility in pricing of components and raw materials; our dependence upon third parties for key semiconductor chip components; we expect a significant portion of our initial revenue to be from one customer; our inability to attract and retain a large number of customers; risks relating to the highly competitive automotive market, including competitors that may take steps to compete more effectively against us, including with respect to pricing and features; we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our long-term results depend on our ability to successfully introduce and market new products and services; our inability to manage our future growth effectively; we may not succeed in establishing, maintaining, and strengthening our brand; our focus on delivering a high-quality and engaging Rivian experience may not maximize short-term financial results; risks relating to our distribution model; we rely on complex machinery, and production involves a significant degree of risk and uncertainty; our vehicles rely on highly technical software and hardware that could contain errors or defects; we may not successfully develop the complex software and technology systems needed to produce our vehicles; inadequate access to charging stations and not being able to realize the benefits of our charging networks; risks related to our use of lithium-ion battery cells; we have minimal experience servicing and repairing our vehicles; the automotive industry and its technology are rapidly evolving; risks associated with advanced driver assistance systems technology; our future growth is dependent on the demand for electric vehicles; the reduction or elimination of government and economic incentives for electric vehicles; we may not obtain government grants and other incentives for which we may apply; vehicle retail sales depend heavily on affordable interest rates and availability of credit; insufficient warranty reserves to cover warranty claims; future field actions, including product recalls, could harm our business; risks related to product liability claims; risks associated with international operations; our ability to attract and retain key employees and qualified personnel; our ability to maintain our culture; our business may be adversely affected by labor and union activities; risks associated with the ongoing military conflict between Russia and the Ukraine; risks related to the COVID-19 pandemic; our financial results may vary significantly from period to period; we have incurred a significant amount of debt and may incur additional indebtedness; our vehicles may not operate Forward-Looking Statements Webcast We will host an audio webcast to discuss our results and provide a business update at 2:00pm PT / 5:00pm ET on Tuesday, February 28, 2023. The link to the webcast will be made available on our Investor Relations website at rivian.com/investors. After the call, a replay will be available at rivian.com/investors for four weeks.

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 14 In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non- GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided below. Reconciliations of forward-looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock- based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Our non-GAAP financial measures include adjusted net loss, adjusted net loss per share, adjusted EBITDA, and free cash flow. Adjusted net loss is defined as net loss before stock-based compensation, other (expense) income, net, (gain) loss on convertible notes, net, and the donation to Forever by Rivian, Inc. Adjusted net loss per share is defined as adjusted net loss divided by the weighted-average common shares outstanding. Adjusted EBITDA is defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other (expense) income, net, (gain) loss on convertible notes, net, and the donation to Forever by Rivian, Inc. Free cash flow is defined as net cash used in operating activities less capital expenditures. Non-GAAP Financial Measures properly; risks related to third-party vendors for certain product and service offerings; potential conflicts of interest involving our principal stockholders or their affiliates; risks associated with exchange rate and interest rate fluctuations; breaches in data security and failure of information security systems could harm our business; risk of intellectual property infringement claims; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation and legal proceedings; delays, limitations and risks related to permits and approvals required to operate or expand operations; material weaknesses in our internal control over financial reporting; and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward-looking statements represent management’s estimates as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 15 Stock-Based Compensation Expense (in millions) Three Months Ended December 31, Twelve Months Ended December 31, 2021 2022 2021 2022 Cost of revenues $ 16 $ 12 $ 16 $ 60 Research and development 277 51 277 437 Selling, general, and administrative 277 72 277 490 Total stock-based compensation expense $ 570 $ 135 $ 570 $ 987 Depreciation and Amortization (in millions) Three Months Ended December 31, Twelve Months Ended December 31, 2021 2022 2021 2022 Cost of revenues $ 84 $ 146 $ 104 $ 475 Research and development 13 29 52 95 Selling, general, and administrative 16 24 41 82 Total depreciation and amortization expense $ 113 $ 199 $ 197 $ 652 Q4 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 1

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 16 Consolidated Balance Sheets (in millions, except per share amounts) Assets December 31, 2021 December 31, 2022 Current assets: Cash and cash equivalents $ 18,133 $ 11,568 Accounts receivable, net 26 102 Inventory 274 1,348 Other current assets 126 112 Total current assets 18,559 13,130 Property, plant, and equipment, net 3,183 3,758 Operating lease assets, net 228 330 Other non-current assets 324 658 Total assets $ 22,294 $ 17,876 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 483 $ 1,000 Accrued liabilities 667 1,154 Current portion of lease liabilities and other current liabilities 163 270 Total current liabilities 1,313 2,424 Non-current portion of long-term debt 1,226 1,231 Long-term lease liabilities 218 311 Other non-current liabilities 23 111 Total liabilities 2,780 4,077 Commitments and contingencies Stockholders' equity: Preferred stock, $0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2021 and 2022 — — Common stock, $0.001 par value; 3,508 and 3,508 shares authorized and 900 and 926 shares issued and outstanding as of December 31, 2021 and 2022, respectively 1 1 Additional paid-in capital 25,887 26,926 Accumulated deficit (6,374) (13,126) Accumulated other comprehensive loss — (2) Total stockholders' equity 19,514 13,799 Total liabilities and stockholders' equity $ 22,294 $ 17,876 Q4 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 2

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 17 Consolidated Statements of Operations (in millions, except per share amounts) Three Months Ended December 31, Twelve Months Ended December 31, 2021 2022 2021 2022 Revenues $ 54 $ 663 $ 55 $ 1,658 Cost of revenues 437 1,663 520 4,781 Gross profit (383) (1,000) (465) (3,123) Operating expenses Research and development 726 402 1,850 1,944 Selling, general, and administrative 682 393 1,242 1,789 Other expenses 663 — 663 — Total operating expenses 2,071 795 3,755 3,733 Loss from operations (2,454) (1,795) (4,220) (6,856) Interest income 1 99 3 193 Interest expense (22) (33) (29) (103) Gain/(Loss) on convertible notes, net 17 — (441) — Other (expense) income, net (3) 6 (1) 18 Loss before income taxes (2,461) (1,723) (4,688) (6,748) Provision for income taxes — — — (4) Net loss $ (2,461) $ (1,723) $ (4,688) $ (6,752) Net loss attributable to common stockholders, basic and diluted $ (2,461) $ (1,723) $ (4,688) $ (6,752) Net loss per share attributable to common stockholders, basic and diluted $ (4.83) $ (1.87) $ (22.98) $ (7.40) Weighted-average common shares outstanding, basic and diluted 510 923 204 913 Q4 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 3

Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 18 Consolidated Statements of Cash Flows (in millions) Twelve Months Ended December 31, 2021 2022 Cash flows from operating activities: Net loss $ (4,688) $ (6,752) Depreciation and amortization 197 652 Stock-based compensation 570 987 Other expenses 643 — Loss on convertible notes, net 441 — Inventory write-downs and losses on firm purchase commitments 95 920 Other non-cash activities 36 82 Changes in operating assets and liabilities: — Accounts receivable (20) (76) Inventory (369) (1,657) Other current assets (81) (14) Other non-current assets (8) (22) Accounts payable and accrued liabilities 461 623 Other current liabilities 83 104 Other non-current liabilities 18 101 Net cash used in operating activities (2,622) (5,052) Cash flows from investing activities: Capital expenditures (1,794) (1,369) Net cash used in investing activities (1,794) (1,369) Cash flows from financing activities: Proceeds from share issuance upon initial public offering, net of underwriting discounts and commissions and offering costs 13,530 — Proceeds from issuance of capital stock including employee stock purchase plan 2,658 102 Proceeds from issuance of convertible notes 2,500 — Proceeds from issuance of long-term debt, net of discount and debt issuance costs 1,226 — Principal payments and other financing activities (86) (3) Net cash provided by financing activities 19,828 99 Effect of exchange rate changes on cash and cash equivalents — (2) Net change in cash 15,412 (6,324) Cash, cash equivalents, and restricted cash—Beginning of period 3,011 18,423 Cash, cash equivalents, and restricted cash—End of period $ 18,423 $ 12,099 Supplemental disclosure of cash flow information: Cash paid for interest $ 2 $ 88 Supplemental disclosure of non-cash investing and financing activities: Capital expenditures included in liabilities $ 479 $ 364 Conversion of convertible notes $ 2,941 $ — Conversion of convertible preferred stock $ 7,894 $ — Q4 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 4

Reconciliation of Non-GAAP Financial Measures

(in millions, except per share amounts)

Adjusted Net Loss and Adjusted Net Loss Per Share

	Three Months Ended December 31,				Twelve Months Ended December 31,			
	2021		2022		2021		2022	
Net loss attributable to common shareholders (GAAP)	$	(2,461)	$	(1,723)	$	(4,688)	$	(6,752)
Stock-based compensation		570		135		570		987
Other expense (income)		3		(6)		1		(18)
(Gain) Loss on convertible notes, net		(17)		—		441		—
Forever by Rivian, Inc. donation		663		—		663		—
Net loss attributable to common shareholders (non-GAAP)	**$**	**(1,242)**	**$**	**(1,594)**	**$**	**(3,013)**	**$**	**(5,783)**
Net loss per share attributable to common shareholders - basic & diluted (GAAP)	$	(4.83)	$	(1.87)	$	(22.98)	$	(7.40)
Stock-based compensation		1.12		0.15		2.79		1.08
Other expense (income)		0.01		(0.01)		—		(0.02)
(Gain) Loss on convertible notes, net		(0.03)		—		2.16		—
Forever by Rivian, Inc. donation		1.30		—		3.25		—
Adjusted net loss per share attributable to common shareholders - basic & diluted (non-GAAP)	**$**	**(2.43)***	**$**	**(1.73)**	**$**	**(14.78)***	**$**	**(6.34)***
Weighted-average common shares outstanding - basic & diluted (GAAP)		**510**		**923**		**204**		**913**

*Does not calculate due to rounding

Adjusted EBITDA

	Three Months Ended December 31,				Twelve Months Ended December 31,			
	2021		2022		2021		2022	
Net loss (GAAP)	$	(2,461)	$	(1,723)	$	(4,688)	$	(6,752)
Interest expense (income), net		21		(66)		26		(90)
Provision for income taxes		—		—		—		4
Depreciation and amortization		113		199		197		652
Stock-based compensation		570		135		570		987
Other expense (income)		3		(6)		1		(18)
(Gain) Loss on convertible notes, net		(17)		—		441		—
Forever by Rivian, Inc. donation		663		—		663		—
Adjusted EBITDA (non-GAAP)	**$**	**(1,108)**	**$**	**(1,461)**	**$**	**(2,790)**	**$**	**(5,217)**

Free Cash Flow

	Three Months Ended December 31,				Twelve Months Ended December 31,			
	2021		2022		2021		2022	
Net cash used in operating activities (GAAP)	$	(1,086)	$	(1,446)	$	(2,622)	$	(5,052)
Capital expenditures		(455)		(294)		(1,794)		(1,369)
Free cash flow (non-GAAP)	**$**	**(1,541)**	**$**	**(1,740)**	**$**	**(4,416)**	**$**	**(6,421)**

RIVIAN Q4 2022 Shareholder Letter
© 2023 Rivian. All rights reserved.
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Q4 2022 Shareholder Letter © 2023 Rivian. All rights reserved. 20